Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com

Qualcomm Announces First Quarter Fiscal 2023 Results
Revenues: $9.5 billion
GAAP EPS: $1.98, Non-GAAP EPS: $2.37
—EPS Above Midpoint of Guidance Range—
—QCT Automotive: 58% Year-Over-Year Growth in Revenues—
—QCT IoT: 7% Year-Over-Year Growth in Revenues—
SAN DIEGO - February 2, 2023 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal first quarter ended December 25, 2022.
“In a challenging environment, we delivered results consistent with guidance, including year-over-year growth in QCT Automotive and IoT,” said Cristiano Amon, President and CEO of Qualcomm Incorporated. “The long-term trends driving demand for our differentiated technologies and solutions that enable digital transformation are intact. We are confident in our ability to navigate the near term and remain focused on executing our diversification strategy.”
First Quarter Results1

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q1 Fiscal 2023	Q1 Fiscal 2022	Change	Q1 Fiscal 2023	Q1 Fiscal 2022	Change
Revenues	$9,463	$10,705	(12%)	$9,456	$10,697	(12%)
Earnings before taxes (EBT)	$2,371	$3,865	(39%)	$3,166	$4,306	(26%)
Net income	$2,235	$3,399	(34%)	$2,684	$3,686	(27%)
Diluted earnings per share (EPS)	$1.98	$2.98	(34%)	$2.37	$3.23	(27%)
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”
Segment Results

	QCT			QTL
(in millions, except percentages)	Q1 Fiscal 2023	Q1 Fiscal 2022	Change	Q1 Fiscal 2023	Q1 Fiscal 2022	Change
Revenues	$7,892	$8,847	(11%)	$1,524	$1,818	(16%)
EBT	$2,183	$3,114	(30%)	$1,117	$1,406	(21%)
EBT as % of revenues	28%	35%	-7 points	73%	77%	-4 points

Qualcomm Announces First Quarter Fiscal 2023 Results	Page 2 of 8

QCT Revenue Streams1, 2

(in millions, except percentages)	Q1 Fiscal 2023	Q1 Fiscal 2022	Change
Handsets	$5,754	$6,989	(18%)
Automotive	456	288	+58%
IoT	1,682	1,570	+7%
Total QCT revenues	$7,892	$8,847	(11%)
(1) We disaggregate QCT revenues based on the industries and applications in which our products are sold.
(2) Beginning the first quarter of fiscal 2023, QCT RFFE (radio frequency front-end) revenues, which were previously presented as a separate revenue stream, are now included within our Handsets, Automotive and internet of things (IoT) revenue streams as applicable. Prior period information has been recast to reflect this change.
Return of Capital to Stockholders
During the first quarter of fiscal 2023, we returned $2.1 billion to stockholders, including $842 million, or $0.75 per share, of cash dividends paid and $1.3 billion through repurchases of 11 million shares of common stock.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent annual report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.
The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q2 FY23 Estimates[1]
Revenues	$8.7B - $9.5B
Supplemental Revenue Information
QCT revenues	$7.4B - $8.0B
QTL revenues	$1.25B - $1.45B
GAAP diluted EPS	$1.53- $1.73
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.46)
Less diluted EPS attributable to other items[2]	($0.06)
Non-GAAP diluted EPS	$2.05 - $2.25
(1) Our outlook does not include provisions for proposed tax law changes, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the second quarter of fiscal 2023 is primarily related to restructuring-related and acquisition-related items, partially offset by the tax benefit resulting from the requirement to capitalize research and development (R&D) expenditures under U.S. Federal income tax law.

Qualcomm Announces First Quarter Fiscal 2023 Results	Page 3 of 8

Conference Call
Qualcomm’s first quarter fiscal 2023 earnings conference call will be broadcast live on February 2, 2023, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at http://investor.qualcomm.com/ immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13735295.

About Qualcomm
Qualcomm is enabling a world where everyone and everything can be intelligently connected. Our one technology roadmap allows us to efficiently scale the technologies that launched the mobile revolution – including advanced connectivity, high-performance, low-power compute, on-device intelligence and more – to the next generation of connected smart devices across industries. Innovations from Qualcomm and our family of Snapdragon platforms will help enable cloud-edge convergence, transform industries, accelerate the digital economy, and revolutionize how we experience the world, for the greater good.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business. Snapdragon and Qualcomm branded products are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm patented technologies are licensed by Qualcomm Incorporated.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: the macroeconomic environment; long-term trends driving demand for our technologies and solutions; our ability to navigate the near term; our diversification strategy; our business outlook; and our estimates and guidance related to revenues and earnings per share (EPS). Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees, and to operate under a hybrid work model; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; impacts of the COVID-19 pandemic, or any similar health crisis that may arise in the future, and government policies and other measures adopted in response thereto; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 25, 2022 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
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Qualcomm Announces First Quarter Fiscal 2023 Results	Page 4 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	December 25, 2022	September 25, 2022
ASSETS
Current assets:
Cash and cash equivalents	$4,808	$2,773
Marketable securities	3,430	3,609
Accounts receivable, net	3,960	5,643
Inventories	6,932	6,341
Held for sale assets	721	733
Other current assets	1,247	1,625
Total current assets	21,098	20,724
Deferred tax assets	2,092	1,803
Property, plant and equipment, net	5,215	5,168
Goodwill	10,566	10,508
Other intangible assets, net	1,796	1,882
Held for sale assets	1,199	1,200
Other assets	8,048	7,729
Total assets	$50,014	$49,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,562	$3,796
Payroll and other benefits related liabilities	1,460	1,486
Unearned revenues	289	369
Short-term debt	1,446	1,945
Held for sale liabilities	646	581
Other current liabilities	3,678	3,689
Total current liabilities	10,081	11,866
Unearned revenues	105	144
Income taxes payable	1,472	1,472
Long-term debt	15,431	13,537
Held for sale liabilities	111	119
Other liabilities	4,004	3,863
Total liabilities	31,204	31,001

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,119 and 1,121 shares issued and outstanding, respectively	—	195
Retained earnings	18,517	17,840
Accumulated other comprehensive income (loss)	293	(22)
Total stockholders’ equity	18,810	18,013
Total liabilities and stockholders’ equity	$50,014	$49,014

Qualcomm Announces First Quarter Fiscal 2023 Results	Page 5 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 25, 2022	December 26, 2021
Revenues:
Equipment and services	$7,784	$8,682
Licensing	1,679	2,023
Total revenues	9,463	10,705
Costs and expenses:
Cost of revenues	4,044	4,303
Research and development	2,251	1,930
Selling, general and administrative	623	608
Other	80	—
Total costs and expenses	6,998	6,841
Operating income	2,465	3,864
Interest expense	(170)	(139)
Investment and other income, net	76	140
Income from continuing operations before income taxes	2,371	3,865
Income tax expense	(98)	(466)
Income from continuing operations	2,273	3,399
Discontinued operations, net of income taxes	(38)	—
Net income	$2,235	$3,399

Basic earnings (loss) per share:
Continuing operations	$2.02	$3.02
Discontinued operations	(0.03)	—
Net income	$1.99	$3.02
Diluted earnings (loss) per share:
Continuing operations	$2.01	$2.98
Discontinued operations	(0.03)	—
Net income	$1.98	$2.98
Shares used in per share calculations:
Basic	1,122	1,124
Diluted	1,131	1,142

Qualcomm Announces First Quarter Fiscal 2023 Results	Page 6 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 25, 2022	December 26, 2021
Operating Activities:
Net income from continuing operations	$2,273	$3,399
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	398	406
Income tax provision (less than) in excess of income tax payments	(120)	272
Share-based compensation expense	634	496
Net gains on marketable securities and other investments	(25)	(103)
Other items, net	(33)	(25)
Changes in assets and liabilities:
Accounts receivable, net	1,694	(454)
Inventories	(476)	(638)
Other assets	409	(1,504)
Trade accounts payable	(1,264)	781
Payroll, benefits and other liabilities	(286)	(495)
Unearned revenues	(81)	(78)
Net cash used by operating activities from discontinued operations	(28)	—
Net cash provided by operating activities	3,095	2,057
Investing Activities:
Capital expenditures	(398)	(583)
Purchases of debt and equity marketable securities	(22)	(517)
Proceeds from sales and maturities of debt and equity marketable securities	219	1,133
Acquisitions and other investments, net of cash acquired	(29)	(238)
Proceeds from sales of property, plant and equipment	111	—
Proceeds from other investments	4	93
Other items, net	(18)	—
Net cash used by investing activities	(133)	(112)
Financing Activities:
Proceeds from short-term debt	1,458	710
Repayment of short-term debt	(1,955)	(710)
Proceeds from long-term debt	1,880	—
Repurchases and retirements of common stock	(1,270)	(1,178)
Dividends paid	(842)	(765)
Payments of tax withholdings related to vesting of share-based awards	(309)	(500)
Other items, net	23	(3)
Net cash used by financing activities	(1,015)	(2,446)
Effect of exchange rate changes on cash and cash equivalents	27	(8)
Net increase (decrease) in total cash and cash equivalents	1,974	(509)
Total cash and cash equivalents at beginning of period (including $326 million classified as held for sale at September 25, 2022)	3,099	7,116
Total cash and cash equivalents at end of period (including $265 million classified as held for sale at December 25, 2022)	$5,073	$6,607

Qualcomm Announces First Quarter Fiscal 2023 Results	Page 7 of 8

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of our Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding share-based compensation from Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. We also exclude the operating results of acquired and/or consolidated businesses that, as of close, are expected or required to be sold. Additionally, we exclude certain other acquisition-related charges such as third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income (expense).
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings. Beginning in the first quarter of fiscal 2023 and for the initial five-year period in which we are required to capitalize and amortize R&D expenditures for U.S. federal income tax purposes, we also exclude the favorable impact to our provision for income taxes and results of operations resulting from such change in treatment of R&D expenditures. The favorable tax provision impact will diminish in future years as capitalized research and development expenditures continue to amortize.

Qualcomm Announces First Quarter Fiscal 2023 Results	Page 8 of 8
Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation					Non-GAAP Supplemental Information
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1]	Non-GAAP Results	QCT	QTL	Non-GAAP Reconciling Items[2]
Q1 Fiscal 2023
Revenues	$9,463	$7	$—	$—	$9,456	$7,892	$1,524	$40
Operating income (loss)	2,465	(1)	(634)	(177)	3,277
EBT	2,371	(8)	(634)	(153)	3,166	2,183	1,117	(134)
EBT as % of revenues	25%				33%
Net income (loss)	2,235	(7)	(501)	59	2,684
Diluted EPS	$1.98	($0.01)	($0.44)	$0.05	$2.37
Diluted shares	1,131	1,131	1,131	1,131	1,131
Q1 Fiscal 2022
Revenues	$10,705	$8	$—	$—	$10,697	$8,847	$1,818	$32
Operating income (loss)	3,864	1	(499)	(70)	4,432
EBT	3,865	122	(499)	(64)	4,306	3,114	1,406	(214)
EBT as % of revenues	36%				40%
Net income (loss)	3,399	109	(309)	(87)	3,686
Diluted EPS	$2.98	$0.10	($0.27)	($0.08)	$3.23
Diluted shares	1,142	1,142	1,142	1,142	1,142
(1) Further details of amounts included in the “Other Items” column for the current period are included at the end of this news release in the sections labeled “Supplemental Information and Reconciliations.” Details of amounts included in the “Other Items” column for the prior periods are included in the news release for those periods.
(2) Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to EBT consisted primarily of certain R&D expenses, SG&A expenses, other expenses or income, interest expense and certain investment income (expense) that are not allocated to segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
Sums may not equal totals due to rounding.

Q1 Fiscal 2023 Supplemental Information and Reconciliations
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$4,044	$4	$19	$48	$3,973
Research and development expenses	2,251	—	485	21	1,745
Selling, general and administrative expenses	623	4	130	28	461
Other	80	—	—	80	—
Interest expense	170	—	—	2	168
Investment and other income, net	76	(7)	—	26	57
Income tax expense (benefit)	98	(1)	(133)	(250)	482
Discontinued operations, net of income taxes	(38)	—	—	(38)	—
(1) Other items excluded from Non-GAAP results included $84 million of charges attributable to restructuring-related activities, $68 million of other acquisition-related charges and $2 million of interest expense related to the fine imposed on us by the European Commission in 2019. Other items excluded from Non-GAAP results also included $25 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increased operating expenses, offset by corresponding $26 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net, as well as $38 million of losses, net of income taxes, from the discontinued operations of the Non-Arriver businesses.
(2) At fiscal year end, the quarterly tax provision for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. Tax benefit in the “Other Items” column included a $128 million foreign currency gain related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, a $103 million benefit from the foreign-derived intangible income (FDII) deduction resulting from the requirement to capitalize and amortize R&D expenditures, an $11 million benefit from the combined effect of other items in EBT, a $5 million benefit for the tax effect of acquisition-related charges and a $3 million benefit to reconcile the tax provision of each column to the total GAAP tax provision for the quarter.
Sums may not equal totals due to rounding.